Exhibit 10.1

PRIVATE INSTRUMENT OF ASSIGNMENT OF OWNERSHIP AND EXPLOITATION
OF TRADEMARKS AND DOMAINS

By this private instrument and in the best form of law, on the one part,

PICPAY SERVIÇOS S/A, a legal entity governed by private law, enrolled with the National Corporate Taxpayers’ Registry of the Ministry of Economy (CNPJ/ME) under No. 22.896.431/0001-10, with its principal place of business at Avenida Manuel Bandeira, No. 291, offices 43 and 44, Block B, Atlas Office Park Condominium, Vila Leopoldina, Postal Code 05317-020, São Paulo, SP, herein represented in the form of its By-Laws (hereinafter referred to as “ASSIGNOR”); and, on the other part,

J&F PARTICIPAÇÕES S.A., a closely-held corporation, enrolled with the CNPJ/MF under No. 07.570.673/0001-26, with its principal place of business at Rua General Furtado do Nascimento, No. 66, Lot I, suite 07, Postal Code 05465-070, São Paulo/SP, herein represented in the form of its By-Laws (hereinafter referred to as “ASSIGNEE”); and

As INTERVENING CONSENTING PARTIES:

DÁRCIO SCHWAB STEHLING, Brazilian, married, businessman, resident and domiciled in the City of Vitória, State of Espírito Santo, at Rua Aylton Ladislau, No. 6, District Fradinhos, Postal Code 29.042-380, holder of Identity Card No. 1.241.647, issued by the Security Department of the State of Espírito Santo (SSP/ES), enrolled with the CPF/MF under No. 084.861.367-84; and

DIOGO BRUMAS CARVALHO ROBERTE, Brazilian, married, businessman, resident and domiciled in the City of Serra, State of Espírito Santo, at Avenida Norte Sul, No. 149, House 74, Condominium Igarapé, Colina de Laranjeiras, Postal Code 29.167-111, holder of Identity Card No. 1.753.053, issued by the SSP/ES, enrolled with the CPF/MF under No. 087.588.797-06 (jointly with Dárcio Schwab Stehling, hereinafter referred to as “INTERVENING CONSENTING PARTIES”);

WHEREAS:

I. ASSIGNOR is the lawful owner of the “PICPAY” trademark and service and/or combined trademark applications, according to the trademarks listed in Exhibit I (“TRADEMARKS”), with indication of the status of the respective applications and registrations with the National Industrial Property Institute – INPI, in Brazil, and with the United States Patent and Trademark Office, in the United States;

II. ASSIGNOR is the owner of the domain registrations having the name Picpay (hereinafter referred to as “DOMAINS”), as described in Exhibit II;

III. ASSIGNOR wishes to assign all rights it holds with respect to the TRADEMARKS and the DOMAINS, especially with respect to their creation, anteriority; registration and ownership applications, to ASSIGNEE, which wishes to acquire them on an as-is basis, with the risks inherent therein, including in those cases where the registration proceeding with the INPI in Brazil has not been completed to date;

NOW, THEREFORE, the Parties execute this Private Instrument of Assignment of Ownership and Exploitation of Trademarks and Domains (“AGREEMENT”), which shall be governed by the clauses and conditions below:

I. ASSIGNMENTS OF THE TRADEMARKS AND DOMAINS

1.1. ASSIGNOR irrevocably and irreversibly assigns and transfers to ASSIGNEE all rights, ownerships and interests it holds with respect to the TRADEMARKS, including the rights resulting from the creation, anteriority, registration application and ownership thereof with the INPI, in Brazil, and the United States Patent and Trademark Office, in the United States.

1.2. ASSIGNEE acknowledges that it has conducted prior studies with respect to the rights of ASSIGNOR relating to the TRADEMARKS, acquiring them in their current status and with the risks inherent therein, pursuant to Exhibit I.

1.3. The Parties hereby execute this AGREEMENT, and ASSIGNEE is required to provide in the INPI, in Brazil, the annotations of transfer of the rights to itself.

1.3.1. ASSIGNOR hereby authorizes ASSIGNEE to take all required measures before the INPI, in Brazil, and the United States Patent and Trademark Office, in the United States, for the annotation of the assignments of the TRADEMARKS, and it agrees to deliver to the ASSIGNEE any and all documents required for this purpose, at the request of ASSIGNEE.

1.3.2. All costs involved in the annotations, with the registration bodies, of the assignments of the TRADEMARKS and/or of the ownership of the TRADEMARK registration applications shall be exclusively incurred by ASSIGNEE.

1.3.3. No failure to obtain the annotations of the assignments of ownership of the TRADEMARK registration application in the INPI in Brazil adversely affects the assignment of the TRADEMARKS stipulated herein.

1.4. ASSIGNOR irrevocably and irreversibly assigns and transfers to ASSIGNEE all rights, title and interests held by it with respect to the registration of DOMAIN names it has on the Internet and which are identified in Exhibit II.

1.4.1. ASSIGNEE agrees to take all measures required before the registries for annotation of the assignment of the ownership of the DOMAINS hereby established. ASSIGNOR and the INTERVENING CONSENTING PARTIES hereby agree to deliver to ASSIGNEE any and all documents required for this purpose, at the request of ASSIGNEE.

1.5. The trade name of ASSIGNOR may be maintained for a term of at least four (4) years, renewable for another four (4) years, by mutual agreement between the Parties, it being understood that no additional amount or obligation shall be due as a result of such factor.

1.5.1. Upon lapse of the term above, ASSIGNEE may require that ASSIGNOR changes its trade name. In this case, ASSIGNOR shall have a term of up to six (6) months to file with the competent bodies, especially the trade registration bodies and the Central Bank of Brazil, the requests for change in tis trade name, as from the date of receipt of a notice from ASSIGNEE in this regard.

1.5.2. Considering that ASSIGNEE is, on the date hereof, one of the shareholders of ASSIGNOR, in case ASSIGNEE ceases from being its shareholder, it may require ASSIGNOR to change its trade name within the same term of the item above (six months).

II. EXPLOITATION OF THE TRADEMARKS AND DOMAINS

2.1. As a condition for this legal transaction and considering the price established between the Parties for assignment of the TRADEMARKS and of the DOMAINS, ASSIGNOR may continue to exploit the TRADEMARKS and DOMAINS free of charge, until the INPI grans the annotations of the transfers of the TRADEMARKS to ASSIGNEE.

2.1.1. During this period, ASSIGNOR may use and exploit the TRADEMARKS and DOMAINS, irrespective of any type of payment or remuneration to ASSIGNEE, adopting all measures required to prevent the devaluation thereof or any act that denigrates its reputation, acknowledgment and value.

2.1.2. During this period, ASSIGNEE may neither license nor authorize, even if on a precarious basis, the use of the TRADEMARKS and DOMAINS to third parties, without the prior and express consent of ASSIGNOR.

2.2. Upon actual registration of the transfer of the TRADEMARKS to ASSIGNEE by the INPI, ASSIGNOR shall make the monthly payment of royalties of one percent (1%) of the amount equivalent to the net revenue of ASSIGNOR. For purposes of this item, the net revenue of ASSIGNOR shall be understood as the sum of the Revenue of MDR, Revenue of Services, Revenue of management, Monthly Payment by Storeowners and Bank Commission, less the taxes levied on the prevision of these services, in accordance with the definitions contained in Exhibit III.

2.2.1 The payment of royalties shall be due as from May 1st, 2021 and provided the transfer of the TRADEMARKS to ASSIGNEE has been implemented by the bodies in charge.

III. PRICE

3.1. In consideration for the assignment of the TRADEMARKS and DOMAINS, ASSIGNEE shall pay to ASSIGNOR the amount of eight million, four hundred and twenty-three thousand Reais (R$8,423,000.00), to be paid in four (4) installments in the amount of two million, one hundred and five thousand, seven hundred and fifty Reais (R$2,105,750.00), to be paid every month, every 25th day of each month, plus the positive variation of the CDI from that date to the date of actual payment.

3.2. Failure to timely pay the installments of the price shall result in application of a fine equivalent to two percent (2%) of the amount of the overdue installment, late payment interest at the rate of one percent (1%) per month on a pro rata die basis and adjustment for inflation by the General Market Price Index (IGPM), from the due date to the date of actual payment.

IV. ADDITIONAL OBLIGATIONS OF THE PARTIES

4.1. In addition to the obligations stipulated in this AGREEMENT and inherent in the AGREEMENT, ASSIGNOR agrees to ASSIGNEE:

i. not to apply for registration or register as trademark in Brazil or abroad, in any class, the term “PICPAY” or any other terms that may be mistaken for or which are similar to it, except with the prior and express consent of ASSIGNEE;

ii. neither to challenge nor to perform, in any way, any act that could adversely affect the TRADEMARK registration application in Brazil; and

iii. to grant ASSIGNEE preference in the acquisition of any new trademarks it may create and file for registration in the INPI or in any foreign entity responsible for the trademark registration.

4.2. In addition to the obligations stipulated in this Agreement and inherent in the Agreement, ASSIGNEE agrees to ASSIGNOR:

i. to keep in order all necessary registrations for the TRADEMARKS to be used pursuant to the provisions of this AGREEMENT; and

ii. not to impair, directly or indirectly, the use of the TRADEMARKS by ASSIGNOR.

V. CONFIDENTIALITY

5.1. The Parties agree to grant confidential treatment to all information exchanged for implementation of this transaction that is not public knowledge (“Confidential Information”), for a term of three (3) years as from the date hereof.

5.1.1 An exception to the confidentiality obligation of the Parties is the explanatory note to be indicated in the financial statements of the fiscal year of ASSIGNOR, whenever required by the applicable law.

5.2. The parties agree to immediately inform the other party of any breach of the confidentiality rules by any person, whether related to the party or not, including unintentional or faulty breach of the Confidential Information.

5.3. In case a party is required to disclose any Confidential Information due to an administrative or court order, it shall inform the other party within twenty-four (24) hours, so that it can take the legal measures it may deem necessary.

5.4. ASSIGNEE represents that it has neither returned nor excluded all Confidential Information used for execution of this Agreement, and it acknowledges that ASSIGNEE may not remain with copies of any Confidential Information.

5.5. Failure to comply with any of the obligations above shall result in the imposition of a specific fine in the amount of twenty percent (20%) of the price of this AGREEMENT, as adjusted in accordance with the IGPM, irrespective of the possibility of collecting supplementary indemnification, upon proof of excess loss and damages.

5.6. In case any of the parties discloses any Confidential Information without the prior and express authorization of the other party, the disclosing party may, without prejudice to the liability set forth above, be held criminally and administratively liable by the regulatory bodies and other authorities (Central Bank of Brazil, Securities Commission etc.).

VI. ASPECT RELATING TO THE ANTICORRUPTION LAW

6.1. The Parties mutually, irrevocably and irreversibly represent that their directors, managers, employees, service providers, including their subcontractors and agents, fully understand and comply with the provisions of the Brazilian and international laws, regulations and normative provisions to which they are subject, the purpose of which is the fight against corruption, bribery and the practice of acts harmful to the Government.

6.2 For performance of this Agreement, neither Party may offer, give or undertake to give to anyone, or accept or commit to accept from anyone, either on their own account or by means of others, any payment, donation, compensation, financial or non-financial advantages or benefits of any kind that constitute illegal practice and/or corruption, whether directly or indirectly as to the subject matter of this Agreement, they and shall also ensure that their directors, managers, employees, service providers, including their subcontractors and agents, act in the same way.

6.3 The Parties shall maintain their books and/or Digital Accounting Bookkeeping (ECD), records and accounting documents with details and precision sufficiently adequate to reflect the transactions clearly and unambiguously and funds related to this Agreement.

6.4 The Parties mutually ensure each other that they adopt anticorruption policies, processes and procedures in order to guarantee due compliance with the Brazilian and international laws, regulations and normative provisions to which they are subject, with the purpose of combating corruption, bribery and the practice of acts harmful to the Government.

6.5 In the event that on the Parties becomes involved in inquiries or administrative or judicial proceedings due to the practice of corruption, bribery and/or the practice of acts detrimental to the Government during or in relation to performance of this Agreement, the Party that causes said situation shall assume the respective burden, and shall also present the documents that may assist the other Party in its defense.

6.6 For purposes of this section, there will be not contractual breach when the involvement of any of the Parties in a situation related to the practice of corruption, bribery and/or the practice of acts harmful to the Government is notorious and of public knowledge at the time of execution of this Agreement.

VII. SOCIAL AND ENVIRONMENTAL ASPECT

7.1 Each Party represents to the other Party that: (a) it is vested with all powers and authority to assume and fulfill the obligations set forth herein and to consummate the transactions contemplated herein; and (b) the formalization and performance of this Agreement does not imply a breach of any applicable third-party right, law or regulation, or also a violation, breach or default of any contract, instrument or document to which it is a party or by which it any of its assets is linked and/or affected, nor does it depend on obtaining any authorization under any agreement, instrument or document to which it is a party or by which any or any of its assets is linked and/or affected.

7.2 The Parties represent and warrant to each other that they:

a. exercise their activities in accordance with the legislation in force applicable to them, and that they hold the necessary approvals for execution of this Agreement and compliance with the obligations provided for therein;

b. do not use illegal labor and will not use forced or child labor, either directly or indirectly, through their respective suppliers of products and services;

c. do not employ children under eighteen (18) years of age, including minor apprentices, in places that are harmful to their education, to their physical, psychological, moral and social development, as well as in dangerous or unhealthy places and services, at times that do not allow them to attend school, and, also, in night shifts, understood as the period between 10 p.m. and 5 a.m.;

d. do not adopt practices related to activities that imply criminal profit from prostitution or sexual exploitation of vulnerable people;

e. do not engage in negative discrimination practices and limit access to the employment relationship or maintenance thereof, such as, for example, those motivated by: gender, origin, race, skin color, physical condition, religion, marital status, age, family situation or pregnancy; and

f. agree to protect and preserve the environment, as well as to prevent and eradicate practices that are harmful to the environment, carrying out their activities in compliance with the applicable law with respect to the National Policy on the Environment and Environmental Crimes, as well as with the legal, normative and administrative acts related to the environmental and related areas issued on the Federal, State and Municipal levels.

VIII. ARBITRATION

8.1. The Parties agree that any dispute, litigation or conflict resulting from the construal of or compliance with this Agreement shall be resolved by arbitration, and this Section shall serve as an arbitration clause for the effects of the provisions of article 4, paragraph 1 of Law 9.307/96.

8.2. The Parties elect the Brazil-Canada Chamber of Commerce - CCBC, with its head office in São Paulo / SP, for the administration, processing and trial of the arbitration proceedings, in accordance with the arbitration rules of this Chamber.

8.3. The arbitration shall be processed and tried by an arbitral tribunal composed of 3 arbitrators who are CCBC arbitrators, it being understood that each party shall appoint one arbitrator and the arbitrators so appointed shall appoint a third arbitrator to be the chairman of the arbitral tribunal. In case any of the Parties fails to designate its respective arbitrator and/or in case the designated arbitrators fail to reach a consensus with respect to the appointment of the third arbitrator, the President of the CCBC shall do it.

8.4. The arbitration instituted pursuant to the provisions of this arbitration clause shall be exclusively analyzed and decided based on the laws of the Federative Republic of Brazil, it being understood that the arbitration proceedings shall be conducted in Portuguese, in the city of São Paulo, State of São Paulo.

8.5. The expenses relating to any dispute submitted to arbitration, including costs, expenses and arbitrators’ fees, shall be shared during the proceedings in equal parts by the Parties and, in the end, fully paid by the losing Party, which shall reimburse the winning party, except as otherwise decided by the arbitral tribunal.

8.6. The arbitration award shall be final, and it shall be a binding instrument enforceable in court between the Parties and their successors, which agree to comply with the provisions of the arbitral tribunal, irrespective, but without prejudice to, execution proceedings.

8.7. For those disputes that cannot be resolved by arbitration proceedings, due to the fact that they do not involve waivable property rights and/or for the obtainment of urgent measures before institution of the arbitration, the parties elect the courts of the Judicial District of the Capital City of the State of São Paulo, it being understood that the Parties expressly waive any other court, no matter how privileged it may be. The court hereby elected shall also have jurisdiction for the processing and enforcement of the arbitration award, if necessary.

IX. GENERAL PROVISIONS

9.1. This Agreement does not create any other right and obligation other than those expressly set forth herein, and any ostensive or remote relationship of company, joint-venture or association between the parties is hereby expressly denied, it being understood that none of the parties is authorized to assume any obligation or commitment in the name of the other party.

9.2. Any tolerance by any of the parties with respect to any violation of the terms and conditions of this Agreement shall be deemed a mere liberality, and it shall not be construed as novation, invocable precedent, waiver of rights, tacit amendment to contractual provisions, vested right or contractual amendment.

9.3. The nullity or invalidity of any of the provisions of this Agreement shall not imply the nullity or invalidity of the others, it being understood that the provisions held to be null or invalid shall be rewritten, so as to reflect the initial intention of the parties in accordance with the applicable law.

9.4. This Agreement replaces any prior covenant or Agreement, whether written or oral, previously entered into by the Parties in relation to matters contemplated herein.

IN WITNESS WHEREOF, the parties execute this instrument in four (4) counterparts of equal content and form, with the two (2) witnesses below.

São Paulo, May 2, 2019.

/s/ illegible	/s/ illegible
PICPAY SERVIÇOS S.A.
ASSIGNOR

/s/ illegible	/s/ illegible
J&F PARTICIPAÇÕES
ASSIGNEE

/s/ Dárcio Schwab Stehling

DÁRCIO SCHWAB STEHLING

INTERVENING CONSENTING PARTY

/s/ Diogo Brumas Carvalho Roberte

DIOGO BRUMAS CARVALHO ROBERTE

INTERVENING CONSENTING PARTY

Witnesses:

/a/ Maíra Mendes Morais	/s/ Gabriela Kinikel de Andrade Bim
Name: Maíra Mendes Morais	Name: Gabriela Kinikel de Andrade Bim
Identity Card (RG): 43881235-9 (SSP/SP)	Identity Card (RG): 50.281.896-7

EXHIBIT I

List of trademarks and Status of the respective registrations with the National Institute of Industrial Property - INPI, in Brazil, and the United States Patent and Trademark Office, in the United States.

Trademark	Proceeding	Class	Specification	Presentation	Filing date	Current Status	Decision forecast*	Effectiveness
Picpay	905190521	9	Computer programs	Combined	01/18/2016	Registration in effect	-	09/29/2025
Picpay	905190572	9	Computer programs	Word	01/18/2016	Registration in effect	-	09/29/2025
P	905401980	9	Computer programs	Device	01/18/2016	Registration in effect		10/06/2025
P	913552429	9	Computer programs	Device	09/28/2017	Registration in effect	-	01/08/2029
PagPay	914894269	9	Trademark registration per strategy	Word	06/20/2018	Awaiting analysis on the merits	Jun/19	-
Picpay	905190696	35	Advertisement and business management	Combined	01/18/2016	Registration in effect	-	09/29/2025
PicPay	905190793	35	Advertisement and business management	Word	01/18/2016	Registration in effect	-	09/29/2025
P	905401921	35	Advertisement and business management	Device	01/18/2016	Registration in effect	-	10/06/2025
P	913552569	35	Advertisement and business management	Device	09/28/2017	Registration in effect	-	01/08/2029
PagPay	914894501	35	Trademark registration per strategy	Word	06/20/2018	Awaiting analysis on the merits	Jun/19	-
Picpay	905190874	36	Financial Services	Combined	01/18/2016	Registration application finally denied	-	-
PicPay	905190947	36	Financial Services	Word	01/18/2016	Registration application finally denied		-
PicPay	912456388	36	Financial Business	Combined	03/21/2017	Awaiting analysis of the appeal against denial	48 months as from the filing	-
PicPay	912456876	36	Financial Business	Word	03/21/2017	Awaiting analysis of the appeal against denial	48 months as from the filing	-
P	905401875	36	Financial Business	Device	01/18/2016	Registration in effect	-	10/06/2025
P	913552577	36	Financial Business	Device	09/28/2017	Registration in effect	-	01/08/2029
PagPay	914894617	36	Trademark registration per strategy	Word	06/20/2018	Awaiting analysis on the merits	Jun/19	-
Picpay	905191056	38	Telecommunications, transmission of files and transmission of electronic transaction	Combined	01/18/2016	Registration in effect	-	09/29/2025

PicPay	905191218	38	Telecommunications, transmission of files and transmission of electronic transaction	Word	01/18/2016	Registration in effect	-	09/29/2025
P	905401778	38	Telecommunications, transmission of files and transmission of electronic transaction	Device	01/18/2016	Registration in effect	-	10/06/2025
P	913552593	38	Telecommunications, transmission of files and transmission of electronic transaction	Device	09/28/2017	Registration in effect	-	01/08/2029
PagPay	914894668	38	Trademark registration per strategy	Word	06/20/2018	Awaiting analysis on the merits	Jun/19	-
PicPay	905191293	42	Technological services, conception, design and development of computer hardware and software	Combined	10/05/2016	Awaiting decision on appeal against shelving at the initiative of the authorities	48 months as from the filing	-
PicPay	905191404	42	Technological services, conception, design and development of computer hardware and software	Word	10/05/2016	Awaiting decision on appeal against shelving at the initiative of the authorities	48 months as from the filing	-
P	905401654	42	Technological services, conception, design and development of computer hardware and software	Device	01/18/2016	Registration in effect	-	10/06/2025
P	913552615	42	Technological services, conception, design and development of computer hardware and software	Device	09/28/2017	Registration in effect	-	01/08/2029
PagPay	914894749	42	Trademark registration per strategy	Word	06/20/2018	Awaiting analysis on the merits	Jun/19	-
PicPay	905191498	45	Licensing or assignment of right of use of computer programs	Combined	10/05/2015	Awaiting decision on appeal against shelving at the initiative of the authorities	48 months as from the filing	-
PicPay	905191552	45	Licensing or assignment of right of use of computer programs	Word	10/05/2016	Awaiting decision on appeal against shelving at the initiative of the authorities	48 months as from the filing	-
P	905401514	45	Licensing or assignment of right of use of computer programs	Device	01/18/2015	Registration in effect	-	10/06/2025
P	913552623	45	Licensing or assignment of right of use of computer programs	Device	09/28/2017	Registration in effect	-	01/08/2029
PagPay	914894773	45	Trademark registration per strategy	Word	06/20/2018	Awaiting analysis on the merits	Jun/19	-

Registration applications in the United States Patent and Trademark Office

(follows text written in English)

EXHIBIT II

List of Domains

Domains - Websites

Domain	Holder	Effectiveness of the domain	Registrar
picpay.com.br	Diogo Brumas Carvalho Roberte	06/05/2012 to 06/05/2021	Registro.br
picpay.com	Darcio Stehling	10/10/2001 to 10/10/2022	GoDaddy.com, LLC Godaddy.com
picpay.me	Darcio Stehling	06/11/2012 to 06/11/2019	GoDaddy.com, LLC Godaddy.com
picpay.it	Darcio Stehling	06/21/2012 to 06/21/2019	Marcaria.com EU Limited Marcaria.com
picpay.biz	Darcio Stehling	11/24/2010 to 11/23/2019	GoDaddy.com, LLC Godaddy.com
picpay.co	Darcio Stehling	06/26/2014 to 06/25/2019	GoDaddy.com, LLC Godaddy.com
picpay.info	Darcio Stehling	08/12/2017 to 08/12/2019	GoDaddy.com, LLC Godaddy.com
picpay.io	Darcio Stehling	08/12/2017 to 08/12/2017	GoDaddy.com, LLC Godaddy.com
picpay.net	Darcio Stehling	11/24/2010 to 11/24/2019	GoDaddy.com, LLC Godaddy.com
picpay.org	Darcio Stehling	11/24/2010 to 11/24/2019	GoDaddy.com, LLC Godaddy.com
picpayempresas.com	Darcio Stehling	03/02/2017 to 03/02/2021	GoDaddy.com, LLC Godaddy.com
ppay.me	Darcio Stehling	06/11/2012 to 06/11/2019	GoDaddy.com, LLC Godaddy.com

EXHIBIT III

DEFINITIONS

Revenue of MDR: amounts charged by PicPay from the user whenever it transacts for commercial purposes to another user, individual or storeowner.

Revenue of Services: amounts received by PicPay in intermediation transactions from user for the PicPay “Store” products.

Revenue of Management: includes the revenues of installments of the business lines Cell phone recharge, Payment of bills and DG, representing the amounts PicPay receives from interest of installment programs of the users.

Monthly Payment Storeowners: payment services charged from storeowners for the use of Picpay as means of payment.

Bank Commission: amounts received from partner banks in which the accounts and payment slips of the PicPay users are settled.

PicPay

LEGAL MATTERS

FIRST AMENDMENT TO THE PRIVATE INSTRUMENT OF ASSIGNMENT OF OWNERSHIP AND EXPLORATION OF TRADEMARKS AND DOMAINS SIGNED ON 05/02/2019

By this private instrument and in the best form of law, on the one part,

PICPAY SERVIÇOS S/A, a legal entity governed by private law, enrolled with the National Corporate Taxpayers’ Registry of the Ministry of Economy (CNPJ/ME) under No. 22.896.431/0001-10, with its principal place of business at Avenida Manuel Bandeira, No. 291, offices 43 and 44, Block B, Atlas Office Park Condominium, Vila Leopoldina, Postal Code 05317-020, São Paulo, SP, herein represented in the form of its By-Laws (hereinafter referred to as “ASSIGNOR”); and, on the other part,

ORIGINAL INVESTIMENTOS S.A., new name of J&F PARTICIPAÇÕES S.A., a closely-held corporation, enrolled with the CNPJ/MF under No. 07.570.673/0001-26, with its principal place of business at Rua General Furtado do Nascimento, No. 66, Lot I, suite 07, Postal Code 05465-070, São Paulo/SP, herein represented in the form of its By-Laws (hereinafter referred to as “ASSIGNEES”);

WHEREAS:

I. The Parties formalized, on May 2, 2019, the Private Instrument of Assignment of Ownership and Exploitation of Trademarks and Domains (“AGREEMENT”);

II. The Parties, by common agreement decide to anticipate the payment of the PRICE.

NOW, THEREFORE, the Parties execute this First Instrument to the Private Instrument of Assignment of Ownership and Exploitation of Trademarks and Domains (“1st AMENDMENT”), which shall be governed by the clauses and conditions below:

I. PARTIAL ANTICIPATION OF THE SECOND INSTALLMENT OF THE PRICE

1.1 The Parties, by common agreement wish to advance the payment of the second installment of the PRICE provided for in section three of the AGREEMENT, paying, on 05/30/2019 and in a single installment, the total amount of one million, five hundred Brazilian Reais (R$1,500.000,00).

II. GENERAL PROVISIONS

2.1. All other clauses and conditions of the AGREEMENT are that have not been expressly modified by this 1st AMENDMENT are hereby ratified.

IN WITNESS WHEREOF, the parties execute this instrument in two (2) counterparts of equal content and form, with the two (2) witnesses below.

São Paulo, May 30th, 2019.

/s/ Anderson Andrade Chamon do Carmo	/s/ Valério Zarro
PICPAY SERVIÇOS S.A.	PICPAY SERVIÇOS S.A.
Anderson Andrade Chamon do Carmo	Valério Zarro

/s/ José Batista Sobrinho

J&F PARTICIPAÇÕES S.A.

José Batista Sobrinho

Witnesses:

/s/ Maira Mendes Morais	/s/ Gabriela Kinikel de Andrade Bim
Name: Maira Mendes Morais	Name: Gabriela Kinikel de Andrade Bim
ID:43881235-9	ID: 50.281.896-7

(First Amendment to the Private Instrument of Assignment of Ownership and Exploitation of Trademarks and Domains, executed on May 2, 2019 by and between PicPay Serviços S.A. and Original Investimentos S.A)

SECOND AMENDMENT TO THE PRIVATE INSTRUMENT OF ASSIGNMENT OF OWNERSHIP AND EXPLOITATION OF TRADEMARKS AND DOMAINS EXECUTED ON MAY 2, 2019

By this private instrument and in the best form of law, on the one part,

PICPAY SERVIÇOS S/A, a legal entity governed by private law, enrolled with the National Corporate Taxpayers’ Registry of the Ministry of Economy (CNPJ/ME) under No. 22.896.431/0001-10, with its principal place of business at Avenida Manuel Bandeira, No. 291, offices 43 and 44, Block B, Atlas Office Park Condominium, Vila Leopoldina, Postal Code 05317-020, São Paulo, SP, herein represented in the form of its By-Laws (hereinafter referred to as “ASSIGNOR”); and, on the other part,

ORIGINAL INVESTIMENTOS S.A., new name of J&F PARTICIPAÇÕES S.A., a closely-held corporation, enrolled with the CNPJ/MF under No. 07.570.673/0001-26, with its principal place of business at Rua General Furtado do Nascimento, No. 66, Lot I, suite 07, Postal Code 05465-070, São Paulo/SP, herein represented in the form of its By-Laws (hereinafter referred to as “ASSIGNEES”); and

WHEREAS:

I. The Parties formalized, on May 2, 2019, the Private Instrument of Assignment of Ownership and Exploitation of Trademarks and Domains (“AGREEMENT”);

II. The Parties formalized, on May 30, 2019, the First Amendment to the Private Instrument of Assignment of Ownership and Exploitation of Trademarks and Domains (“1st AMENDMENT”); and

III. The Parties, by common agreement decide to anticipate the payment of the PRICE.

NOW, THEREFORE, the Parties execute this Second Instrument to the Private Instrument of Assignment of Ownership and Exploitation of Trademarks and Domains (“2nd AMENDMENT”), which shall be governed by the clauses and conditions below:

I. PRICE ADVANCE

1.1. The Parties, by mutual agreement, wish to advance the payment of the PRICE provided for in section three of the AGREEMENT, paying, on this date and in a single installment, the total amount of four million, eight hundred and twenty-two thousand, four hundred and thirty-six Reais and ninety-two cents (R$4,822,436.91) (sic), corresponding to the partial payment (i) of the second installment, in the amount of R$605,750.00; (ii) full payment of the third installment, in the amount of R$2,108,343.46; and (iii) full payment of the fourth installment, in the amount of R$2,108,343.46.

II. GENERAL PROVISIONS

2.1. After the payment of the amount mentioned in item 1.1 above, the ASSIGNOR shall grant the ASSIGNEE a full, wide, general and irrevocable discharge in relation to the AGREEMENT PRICE.

2.2. All other clauses and conditions of the AGREEMENT that have not been expressly modified by this 2nd AMENDMENT are hereby ratified.

IN WITNESS WHEREOF, the parties execute this instrument in two (2) counterparts of equal content and form, with the two (2) witnesses below.

São Paulo, June 07, 2019.

/s/ Anderson Chamon	/s/ Valério Zarro
Anderson Chamon	Valério Zarro
Officer	Officer

PICPAY SERVIÇOS S.A.

ASSIGNOR

/s/ José Batista Sobrinho

J&F PARTICIPAÇÕES S.A.

ASSIGNEE

José Batista Sobrinho

RG. 172 026 SSP/DF

CPF 052 970 871 04

Witnesses:

/s/ Gabriela Kinikel de Andrade Bim	/s/ Maira Mendes Morais
Name: Gabriela Kinikel de Andrade Bim	Name: Maira Mendes Morais
ID: 50.281.896-7	ID: 43881235-9 (SSP/SP)

(Second Amendment to the Private Instrument of Assignment of Ownership and Exploitation of Trademarks and Domains, executed on May 2, 2019 by and between PicPay Serviços S.A. and Original Investimentos S.A)